EXHIBIT 10.15

                               PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement"), dated as of December 31, 2001, is entered into between Sheridan Realty Advisors, LLC, a Colorado limited liability company (the "Seller"), and AmeriVest Properties Inc., a Maryland corporation (the "Purchaser"), and shall be effective as of January 1, 2002 (the "Effective Date"). For purposes of this Agreement, each of Seller and Purchaser may be referred to individually as a "Party" and together as the "Parties".

                                    Recitals
                                    --------

     A. Seller and Purchaser are parties to an Amended and Restated Advisory Agreement, which originally was dated as of December 22, 1999, and was revised and restated as of March 12, 2001 (as amended, the "Advisory Agreement").

     B. The Advisory Agreement provides that Purchaser has the right and option to purchase certain assets of Seller consisting of Seller's administrative and property management and accounting services business (the "Business") as well as the furniture, fixtures and equipment of Seller described in Exhibit A attached to and made part of this Agreement (the "FF&E"). The Business and the FF&E may be hereinafter referred to collectively in this Agreement as the "Assets".

     C. Seller desires to sell the Assets to Purchaser and Purchaser desires to purchase the Assets from Seller in accordance with the terms and conditions of this Agreement. Following the sale of the Assets by Seller to Purchaser, Purchaser desires that Seller continue to provide only the services set forth in the Second Amended and Restated Advisory Agreement, dated as of December 31, 2001 (the "Second Amended and Restated Advisory Agreement"), which Second Amended and Restated Advisory Agreement revises and restates the Advisory Agreement.

                                    Agreement
                                    ---------

     In consideration of the premises and of the mutual covenants contained in this Agreement, the Parties agree as follows:

     1.   Purchase And Sale Of Assets; Amendment Of Advisory Agreement.

          1.1 Purchaser hereby purchases the Assets from Seller for the sum (the "Purchase Price") of (i) $100, plus (ii) the aggregate net book value as of December 31, 2001 indicated for the FF&E as set forth on Exhibit A hereto.

          1.2 Upon the signing of this Agreement by the last Party to sign this Agreement, Seller will deliver to Purchaser all of Seller's right, title and interest in the Assets, and Purchaser will deliver to Seller a check in the amount of the Purchase Price. Seller covenants and warrants that Seller will undertake all actions and execute all documents necessary to irrevocable convey the Assets to Purchaser, including an appropriate Bill Of Sale, in the form of Exhibit B attached to and made a part of this Agreement, conveying the FF&E to Purchaser.

          1.3 In connection with this Agreement, the Parties have amended the Advisory Agreement by entering into a Second Amended And Restated Advisory Agreement in the form of Exhibit C attached to and made a part of this Agreement.

     2. Representations Of Seller. Seller represents, warrants and agrees to and with Purchaser as follows as of the date hereof and the Effective Date:

          2.1 Seller is the sole beneficial, legal, and record owner of the Assets;

          2.2 No other person or entity has any ownership interest in any of the Assets or any right to receive any ownership interest in any of the Assets;

          2.3 Seller has full power, authority, and legal right to sell the Assets and the entering into of this Agreement by Seller does not require the consent of, or notice to, any party not previously obtained or given;

          2.4 There are no claims, liens, or other encumbrances on the Assets;

          2.5 This Agreement constitutes a legal and binding obligation of the Seller, and is valid and enforceable against the Seller and Seller's successors in accordance with its terms; and

          2.6 There are no other restrictions on Seller's right or ability to sell the Assets to Purchaser.

     3. Representations Of Purchaser. Purchaser hereby represents, warrants, and agrees to and with Seller as follows as of the date hereof and the Effective
Date:

          3.1 Purchaser has full power, authority, and legal right to purchase the Assets from Seller, and the entering into of this Agreement by Purchaser does not require the consent of, or notice to, any party not previously obtained or given; and

          3.2 This Agreement constitutes a legal and binding obligation of Purchaser, and is valid and enforceable against Purchaser and Purchaser's successors in accordance with its terms.

     4.   Employment Arrangements.


          4.1 Employment. Effective as of the Effective Date, all Seller employees employed by the Business as of the Effective Date shall (i) cease to be employed by Seller and (ii) shall be offered employment by Purchaser on substantially the same terms and conditions, in the aggregate, as then provided by Seller, with such employees who accept Purchaser's offer of employment to be hereinafter referred to as "Transferred Employees." A list of Transferred Employees is set forth on Exhibit D attached to and made part of this Agreement. Seller employees who are not employed by the Business as of the Effective Date or who do not accept employment with Purchaser as set forth above shall be deemed to be retained employees of Seller following the Effective Date (the "Retained Employees").

          Notwithstanding the above to the contrary, effective as of the Effective Date, Seller employees set forth on Exhibit E shall be deemed to be Transferred Employees hereunder, but shall also remain employees of Seller for certain business functions, with compensation to be paid as set forth on Exhibit E attached to and made part of this Agreement.

          4.2 Assumption of Employee Benefit Plans. Effective as of the Effective Date, (i) Purchaser shall assume sponsorship of, and all assets of and liabilities attributable to the Transferred Employees under, the Seller Plans (as defined and set forth on Exhibit F attached to and made part of this Agreement) and (ii) Seller shall cease to sponsor the Seller Plans, but shall remain a participating employer in such plans and, as a result, shall retain all assets of and liabilities attributable to the Retained Employees under the Seller Plans. For purposes of participation in the Seller Plans, the Transferred Employees shall be deemed not to have incurred a termination of employment or separation from service, and each such Transferred Employee shall continue to participate in each Seller Plan in accordance with its terms as in effect as of the Effective Date, provided, each Seller Plan shall be amended to the extent necessary to recognize, for purposes of eligibility to participate and vesting, the service of each such Transferred Employee with Seller prior to the Effective Date. Notwithstanding the above to the contrary, nothing in this
     Section 4.2 shall be construed to limit the ability of Purchaser to amend or terminate any Seller Plan following the Effective Date.

     5.   Miscellaneous.


          5.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

          5.2 Notice. All notices, requests, demands, directions and other communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 5.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 5.2. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

          Purchaser:        AmeriVest Properties Inc.
                            1780 South Bellaire Street, Suite 515
                            Denver, CO  80222
                            Attn:  William T. Atkins, Chief Executive Officer
                            Facsimile Number:  303-296-7353

          Seller:           Sheridan Realty Advisors, LLC
                            1780 South Bellaire Street, Suite 515
                            Denver, CO 80222
                            Attn:  Charles K. Knight, President
                            Facsimile Number:  303-296-7353

          Any Party may change his or its respective address for purposes of this Section 5.2 by giving the other Parties Notice of the new address in the manner set forth above.

          5.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

          5.4 Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

          5.5 Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

          5.6 Inurement. This Agreement shall be binding upon each of the Parties, and it shall benefit each of the Parties, and their respective successors and assigns. This Agreement shall not be assignable by either Party. There are no third party beneficiaries to this Agreement.

          5.7 Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          5.8 Counterparts. This Agreement may be executed in one or more counterparts, both of which taken together shall constitute a single instrument.

          5.9 Survival Of Representations And Warranties. Each covenant, agreement, representation and warranty of the Parties under this Agreement shall survive the execution of this Agreement and the performance of each respective Party's obligations pursuant to this Agreement.

          5.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Agreement is executed to be effective as of the Effective Date.

SELLER:                                     PURCHASER:

Sheridan Realty Advisors, LLC               AmeriVest Properties Inc.



By:   /s/ Charles K. Knight                 By:  /s/  William T. Atkins
   -------------------------------             --------------------------------
     Charles K. Knight, President                     William T. Atkins,
                                                      Chief Executive Officer


                                    * * * * *

                                    EXHIBIT A

                                      FF&E


o        8 full size desks with credenzas and high backed chairs
o        2 receptionist area chairs
o        conference table with 10 high backed leather chairs
o        9 tall 5-drawer file cabinets
o        7 tall 4-drawer file cabinets
o        7 low 2-drawer file cabinets
o        5 cubical stations with desks and chairs
o        16 additional chairs
o        leather couch and chair
o        8 computers
o        2 printers
o        1 fax machine
o        1 Ricoh copier
o        kitchen table with 4 chairs


Aggregate net book value at December 31, 2001:  $48,620

                                    EXHIBIT B

                                  BILL OF SALE

     Sheridan Realty Advisors, LLC, a Colorado limited liability company ("Seller"), for good and valuable consideration paid to it in connection with the consummation of the transactions contemplated by that certain Purchase Agreement dated January 1, 2002 (the "Purchase Agreement") between Seller and AmeriVest Properties Inc., a Maryland corporation ("Purchaser"), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, sell, assign, transfer and convey to Purchaser, and its successors and assigns, all right, title and interest in and to all of Seller's furniture, fixtures and equipment described on Exhibit A attached to and made part of this Bill Of Sale (the "FF&E").

     Seller represents, warrants and agrees that all outstanding liabilities related to the FF&E shall be paid effective as of the execution of the Purchase Agreement by Seller and Purchaser and that Purchaser shall receive possession and control of the FF&E and all other rights acquired herein, free and clear of any encumbrances. Seller warrants to Purchaser that all of the FF&E being sold hereunder are in good working order. Notwithstanding the foregoing, Purchaser acknowledges and understands that the FF&E are being transferred to Purchaser pursuant to the terms of this Bill Of Sale in "AS IS" condition. NO REPRESENTATIONS OR WARRANTIES ARE MADE BY SELLER TO PURCHASER CONCERNING THE SUITABILITY OF THE FF&E FOR ANY PARTICULAR PURPOSE.

     Seller hereby constitutes and appoints Purchaser and its successors and assigns as Seller's true and lawful attorney-in-fact, with full power of substitution, in Seller's name and stead, but on behalf and for the benefit of Purchaser and its successors and assigns, to demand and receive any and all of the FF&E and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute, in Seller's name or otherwise, at the expense and for the benefit of Purchaser and its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser, its successors or assigns may deem proper for the collection or reduction to possession of any FF&E or for the collection and enforcement of any claim or right of any kind sold, conveyed and assigned, or intended so to be, pursuant to the Purchase Agreement and to execute, deliver, file and register documents of title and similar instruments related to the transfer and conveyance of the FF&E from Seller to Purchaser, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable.

     IN WITNESS WHEREOF, Seller has caused its respective duly authorized representative to execute this Bill Of Sale as of the 1st day of January, 2002.

                                            SHERIDAN REALTY ADVISORS, LLC


                                            By:  /s/
                                               ------------------------------
                                                      Charles K. Knight,
                                                      President


                                    * * * * *

                                    EXHIBIT C

                 Second Amended and Restated Advisory Agreement

                           SECOND AMENDED AND RESTATED
                             AND ADVISORY AGREEMENT
                                     BETWEEN
                            AMERIVEST PROPERTIES INC.
                                       AND
                          SHERIDAN REALTY ADVISORS, LLC


     THIS AGREEMENT originally dated as of December 22, 1999 and revised and restated as of March 12, 2001, is further revised and restated as of December 31, 2001 between AmeriVest Properties Inc., a Maryland corporation (the "Company") and Sheridan Realty Advisors, LLC, a Colorado limited liability company (the "Advisor")

                              W I T N E S S E T H:

     WHEREAS, the Company owns certain real estate and related assets consisting primarily of small-tenant office buildings; and

     WHEREAS; the Company is qualified as a real estate investment trust as defined in the Internal Revenue Code of 1986, as the same may be amended or modified from time to time (which, together with any regulations and rulings issued from time to time thereunder is hereinafter called the "Code"), and invests its funds in investments permitted for a real estate investment trust; and

     WHEREAS, the individuals associated with the Advisor have extensive experience in the acquisition, operation, management, administration and disposition of real estate assets and in real estate capital markets; and

     WHEREAS; the Board of the Directors of the Company decided on November 12, 1999 that it was in the Company's best interests to pursue an arrangement to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor perform the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the directors of the Company (the "Directors"), as provided herein; and

     WHEREAS, the Board of Directors of the Company and the Advisor have agreed that, effective as of January 1, 2001, the Company will acquire the property management, accounting and administrative services business of the Advisor for the sum of $100 plus the book value of the Advisor's assets, with the Advisor continuing to advise the Company solely in connection with capital markets and real estate acquisitions

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:



     1. Duties of the Advisor. Subject to the supervision of the Directors and the other provisions of this Agreement, the Advisor will be responsible for certain capital markets and real estate investment activities on behalf of the

Company and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Company as may be appropriate, including:

          1.1 preparing and submitting an annual budget and business plan for approval by the Directors (the "Business Plan");

          1.2 using its best efforts to present to the Company for approval by the Directors, a continuing and suitable real estate investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plan;


          1.3 using its best efforts to present to the Company investment opportunities consistent with the Business Plan and such investment program as the Directors may adopt from time to time;


          1.4 serving as the Company's investment and financial advisor and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

          1.5 on behalf of the Company, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Company's behalf any consultants or third party professionals, other than legal counsel, without prior approval of the Directors;

          1.6 consulting with the Directors and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Company;

          1.7 advising the Company in connection with public or private sales of shares or other securities of the Company, or loans to the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

          1.8 monthly and at any other time requested by the Directors, making reports to the Directors regarding the Company's performance to date in relation to the Company's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

          1. 9 supervising and managing remodeling, refurbishment, construction or other capital projects in connection with the real estate properties owned or managed by the Company.

     2. No Partnership or Joint Venture. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

3. Records. At all times, the Advisor shall keep proper books of account and records with respect to the Advisor's activities on behalf of the Company which books shall be accessible for inspection by the Company at any time during ordinary business hours, and copies of which shall be provided to the Company with respect to each quarter within 60 days after the end of each quarter. These books of account and records are deemed to be the property of the Company. The Advisor will be entitled to keep copies for all periods for which this Agreement is in effect.

     4. Additional Obligations of the Advisor. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Company as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, (c) cause the Company to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Articles of Incorporation of the Company.

     5. Information Furnished to Advisor. The Directors shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change.

     6. Compensation of Advisor. For services rendered under this Agreement, the Advisor shall receive the following compensation:

          6.1 Advisory Fee. A one-time advisory fee equal to five percent (5%) of the Equity Value (defined below) of all real property acquired or long-term leased by the Company during the term of the Agreement. Payment of the Advisory Fee is intended to cover overhead expenses of the Advisor not covered by the Administrative fee and is subject to certain limitations on the operating expenses of the Advisor as set forth below.

          6.2 Capital Project Fee. A supervision and project management fee equal to three percent (3%) of the total cost of all capital projects in excess of $100,000 and approved by the Company, with respect to projects commenced by the Company after September 1, 2000.

     7. Incentive Compensation. As additional compensation for its services, Advisor shall receive an incentive fee consisting of 750,000 common stock purchase warrants ("Incentive Warrants") exercisable at $5 per share with a term of five (5) years. The warrants shall be issued as of December 22, 1999 and 225,000 Incentive Warrants shall vest immediately. The balance of 525,000 Incentive Warrants shall vest and become exercisable only as follows:

          7.1 Upon completion of an acquisition, purchase or long-term lease of real property by the Company, the remaining Incentive Warrants shall vest in an amount equal to 2.1% of the Equity Value of the Property acquired. "Equity Value" of a property is equal to the acquisition price of the property (including expenses of purchase) less any mortgage debt assumed or incurred in connection with the acquisition plus any capital expenditures and lease-up costs incurred in connection with the property during the first 12 months of ownership. Any cash proceeds from the sale or refinancing of assets owned by the

Company and excess cash flow generated by assets owned by the Company that is received by the Company subsequent to January 1, 2000 and that has not been previously deducted from the acquisition price in a prior determination of Equity Value shall also be deducted from the acquisition price as part of the calculation of Equity Value. The total amount of Equity Value of real property subject to incentive compensation under this Agreement shall not exceed $ 50 million.

          7.2 Upon issuance, Incentive Warrants shall be issued to the Advisor for distribution to members and employees of the Advisor in accordance with the Warrant Distribution Schedule approved by the Company. This Warrant Distribution Schedule may be reasonably adjusted from time to time by the Advisor, with approval of the Directors. All members and employees of the Advisor who are scheduled to receive Incentive Warrants shall execute a Buy-Sell Agreement with the Advisor which contains a vesting schedule and provides for the disposition of the Incentive Warrants in a manner reasonably acceptable to the Company in the event of the death, retirement or termination of the member or employee.

          7.3 Notwithstanding the vesting schedule, the warrants shall not be exercisable by the holders until January 1, 2003.

          7.4 Issuance of Incentive Warrants is subject to all applicable rules of the Securities and Exchange Commission and the National Association of Securities Dealers or the American Stock Exchange, as applicable. The Company and the Advisor agree to cooperate with each other as may be required to obtain all approvals as may be necessary to complete the issuance of Incentive Warrants under this Agreement, including the approval of shareholders of the Company as may be required. The failure to obtain shareholder approval for the issuance of Incentive Warrants shall not invalidate any other provisions of this Agreement.

     8. Statements. The Advisor shall furnish to the Company not later than 30 days after the end of each calendar quarter, a statement showing the computation of the fees, if any, payable with respect to the preceding calendar quarter (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under this Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any payment by the Company or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

     9. Compensation for Additional Services. If and to the extent that the Directors shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company in advance of the performance of such services.

     10. Expenses of the Advisor. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

          10.1 employment expenses of the personnel employed by the Advisor (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses;

          10.2 advertising and promotional expenses, including investor relations, incurred in seeking investments for the Company;


          10.3 rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Company, except as any of such expenses relates to an office maintained by the Company separate from the office of the Advisor; and


          10.4 miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.


     11. Expenses of the Company. The Company shall pay all of its expenses not assumed by the Advisor, including the cost of all operating personnel and other expenses related to the day-to-day operating and management of the Company.

     12. Other Activities of Advisor. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Company, provided that the Advisor and its officers, directors, or employees and any of its Affiliates shall present in writing to the Company on a right of first refusal basis any real estate investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plan.

     13. Limitation on Advisory Fee. To the extent that the Advisory Fee during the initial term of this Agreement exceeds the budget submitted by the Advisor and contained in the Business Plan ("Approved Budget"), the Advisor shall refund such excess fees to the Company. For purposes of calculating the Approved Budget, the parties shall include the expenses of the Advisor from September 1, 1999.

     14. Term; Termination of Agreement. This Agreement shall commence effective as of January 1, 2000 (the "Effective Date") and shall continue in force until December 31, 2003, and, thereafter, it may be renewed from year to year, subject to any required approval of the Stockholders of the Company, by the approval of a majority of the Directors who are not affiliated with the Advisors. This Agreement may be terminated for any reason without penalty
120 days' written notice by the Company to the Advisor by the vote of a majority of the Directors who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control, or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor. Resignation of either William T. Atkins or Charles K. Knight from the Advisor without prior approval of the Company shall be deemed a material change in control. If the Company desires to renew after the initial term or after the first one-year renewal following the initial term and the Advisor does not agree to renew or cannot renew (because both of William Atkins and Charles Knight are not willing to renew or for any other reason), then for the 30-day period following the first 30-day period after termination of this Agreement, the Company will have the right to acquire all the outstanding Incentive Warrants at a price equal to the greater of (a) the amount, if any, by which the "Thirty Day Average Price", as defined below, exceeds the exercise price of the Incentive Warrants, and (b) $.001 per Incentive Warrant. The Company may effect a purchase of Incentive Warrants by delivering to the Warrant Holder a notice of repurchase together with a check or money order for the amount of payment. As used in this paragraph, the term "Thirty Day Average Price" means the weighted average sale price for the Company's common stock during the entire 30-day period following termination of this Agreement.

     15. Change of Control If there occurs a "Change in Control", as defined below, and this Agreement is terminated within 90 days after the occurrence of the Change in Control other than in the manner specified in Section 14 above, then all Incentive Warrants shall become exercisable immediately upon that termination of this Agreement and the Company shall pay to Advisor within 30 days after that termination all cash compensation owed by the Company to the Advisor through the date of termination plus an amount equal to the excess of all costs, liabilities and expenses incurred by Advisor in the performance of its obligations pursuant to this Agreement since the commencement of this Agreement over all compensation and reimbursement received by Advisor pursuant to this Agreement. For purposes of this Section 15, a Change in Control shall mean that the individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the then Incumbent Board, such new director shall, for purposes of this Section 15, be considered as a member of the Incumbent Board; provided further however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, and provided further that the replacement of a Director who is an Affiliate of Advisor by another director who is an Affiliate of Advisor shall not be considered in determining whether there has been a change in the number of Incumbent Directors leading to a possible Change in Control.

     16. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

     17. Assignment. This Agreement shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

     18. Default, Bankruptcy, Etc.. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

          18.1 If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

          18.2 If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

          18.3 If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

     The Advisor agrees that if any of the events specified in subsections 18.2 and 18.3 of this Section 18 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

     19. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 17 or 18 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination based on the Equity Value of all properties and cash proceeds not yet invested as of the termination Date. In addition to any obligations hereunder that may have accrued as of the effective date of termination (such as the obligations to provide reports for prior months), the Advisor shall forthwith upon such termination:

          19.1 pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

          19.2 deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Directors;

          19.3 deliver to the Directors all property and documents of the Company then in the custody of the Advisor; and

          19.4 cooperate with the Company and take all reasonable additional steps requested to assist the Company in making an orderly transition of the advisory functions.

     20. Miscellaneous. The Advisor shall be deemed to be in a fiduciary relationship to the shareholders of the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     21. Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

     to the Directors and/or the Company:

              AmeriVest Properties Inc.
              1780 South Bellaire Street, Suite 515
              Denver, CO 80222
              Attn:  William Atkins, Chief Executive Officer

     to the Advisor:

              Sheridan Realty Advisors, LLC
              1780 South Bellaire Street, Suite 515
              Denver, CO 80222
              Attn:  Charles K. Knight, President

     Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 21.

     22. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

     23. Governing Law. This Agreement has been prepared, negotiated and executed in the State of Colorado. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely in the State of Colorado.

     24. Execution. This instrument is executed and made on behalf of the Company by an officer of the Company, not individually but solely as an officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.









SHERIDAN REALTY ADVISORS, LLC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                            AMERIVEST PROPERTIES INC.



                                            By:  /s/
                                               --------------------------------
                                                      William Atkins
                                                      Chief Executive Officer

                                            SHERIDAN REALTY ADVISORS, LLC.


                                            By:  /s/
                                               --------------------------------
                                                      Charles K. Knight
                                                      President

                                    EXHIBIT D

                          List of Transferred Employees

William T. Atkins
Kathy Smutz
Marie Atkins
Ronald Moe
Orlando Hurtado
Rafael Hurtado
Charles Kolosik
Adam Matthews
Arturo Soto
Rodrigo Vidales
Julio Figueroa
Patrick McDonald
Sheryl McQuilliams
Amberlynn Vanstrom
Albert McDougall
Hayden Woods
Barbara Beickman
Marc Gulley
D. Scott Ikenberry
Christy Taglieri
Charles Knight
Jean Gonzales
Constance Werth
Chasney Suskovich
Steven Thompson
Sarah Simmons

                                    EXHIBIT E

                          List of Transferred Employees
                                 Who Also Remain
                               Employees of Seller


Charles Knight: Compensation for calendar year 2002 to be paid as follows: Cash compensation to be paid by Purchaser, with deferred compensation to be accrued as a Seller liability.

William T. Atkins: Compensation for calendar year 2002 to be paid as follows:
Cash compensation to be paid by Purchaser, with deferred compensation to be accrued as a Seller liability.

D. Scott Ikenberry: Compensation for calendar year 2002 to be paid as follows:
Cash compensation to be paid by Purchaser, with deferred compensation to be accrued as a Seller liability.

                                    EXHIBIT F

                              List of Seller Plans

1.   Sheridan Realty Advisors, LLC 401K Plan

2. Sheridan fully insured medical insurance: group insurance policy with Humana Insurance Company, company number: 5131440

3. Sheridan fully insured dental/vision insurance: group insurance policy with GE Group Life Assurance Company, account number: 725-0075-00; group policy number: 25-0000

The foregoing plans are collectively referred to in this Agreement as the "Seller Plans".